Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Contingent Income Autocallable Securities linked to the least performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index due May 21, 2019	$5,019,700.00	$646.54

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

May 2014 Pricing Supplement (To Prospectus dated January 11, 2012 and Product Supplement dated May 7, 2014)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each quarterly determination date on which the closing levels of all the underlying indices are equal to or greater than 75% of their respective initial index levels, which we refer to as the coupon barrier levels. In addition, if the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment for that quarter. However, if on any determination date the closing level of any underlying index is less than its respective call threshold level, the securities will not be redeemed and if the closing level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of any underlying index is below its respective downside threshold level on the final determination date, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the negative underlying return of the underlying index with the largest percentage decrease between its initial index level and final index level (the “worst performing underlying index”) over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a loss of some, and in extreme situations, all, of your initial investment even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 5-year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying indices:	Euro STOXX 50® Index (Bloomberg Ticker: “SX5E”) Nikkei 225® Index (Bloomberg Ticker: “NKY”) Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$5,019,700
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	May 16, 2014
Original issue date:	May 21, 2014 (3 business days after the pricing date)
Maturity date:	May 21, 2019 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the first nineteen determination dates, the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

▪    If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a quarterly contingent payment of $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security on the related contingent payment date. The actual quarterly contingent payment will be determined on the pricing date.

▪    If the closing level of any one underlying index is less than its respective coupon barrier level on the applicable determination date, we will not pay a quarterly contingent payment with respect to that determination date.

Determination dates:	August 18, 2014, November 17, 2014, February 17, 2015, May 18, 2015, August 17, 2015, November 16, 2015, February 16, 2016, May 16, 2016, August 16, 2016, November 16, 2016, February 16, 2017, May 16, 2017, August 16, 2017, November 16, 2017, February 16, 2018, May 16, 2018, August 16, 2018, November 16, 2018, February 19, 2019 and May 16, 2019 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, “ — Final Determination Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to May 16, 2019 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the final determination date and maturity date to ensure that the stated term of the securities remains the same.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	▪ If the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.
	▪ If the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level — initial index level) / initial index level
Initial index level:

3,172.72, which is the closing level of the Euro STOXX 50® Index on the pricing date

14,096.59, which is the closing level of the Nikkei 225® Index on the pricing date

1,102.905, which is the closing level of the Russell 2000® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to the other underlying indices.
Call threshold level:

3,014.08, which is equal to 95% of the initial index level of the Euro STOXX 50® Index

13,391.76, which is equal to 95% of the initial index level of the Nikkei 225® Index

1,047.760, which is equal to 95% of the initial index level of the Russell 2000® Index

Coupon barrier level:

2,379.54, which is equal to 75% of the initial index level of the Euro STOXX 50® Index

10,572.44, which is equal to 75% of the initial index level of the Nikkei 225® Index

827.179, which is equal to 75% of the initial index level of the Russell 2000® Index

Downside threshold level:

2,379.54, which is equal to 75% of the initial index level of the Euro STOXX 50® Index

10,572.44, which is equal to 75% of the initial index level of the Nikkei 225® Index

827.179, which is equal to 75% of the initial index level of the Russell 2000® Index

Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90272X265
ISIN:	US90272X2650
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC
Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	3.00%	97.00%
Total	$5,019,700.00	$150,591.00	$4,869,109.00

(1)	UBS Securities LLC, acting as Agent for UBS AG, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” on page 28 of this pricing supplement.

The estimated initial value of the securities as of the pricing date is $9.70 for securities linked to the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the related product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 7, 2014	Prospectus dated January 11, 2012
Pricing Supplement dated May 16, 2014

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

▪	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

▪	Product Supplement dated May 7, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514187766/d721054d424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated May 7, 2014.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

May 2014	Page 2

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Investment Summary

The Contingent Income Auto-Callable Securities due May 21, 2019 based on the worst performing index among the Euro STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index, which we refer to as the securities, offer the opportunity for investors to earn a quarterly contingent payment, which will be an amount equal to $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels of all the underlying indices are equal to or greater than 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of one or more of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels on any of the first nineteen determination dates, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date. If the securities are not redeemed early and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date. However, if the securities are not redeemed early and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 75% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing some and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying indices.

May 2014	Page 3

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a quarterly contingent payment equal to $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels of all the underlying indices are equal to or greater than 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On any of the first nineteen determination dates, the closing levels of all the underlying indices are equal to or greater than their respective call threshold levels.

▪  The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪  Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not redeemed early and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and coupon barrier levels.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.

▪  Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not redeemed early and the final index level of any underlying index is less than its respective downside threshold level and coupon barrier level.

▪  The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

▪  Investors will lose some and, in extreme situations, could lose all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose some and, in extreme situations, could lose all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment if any one underlying index is less than its respective coupon barrier level on a determination date. The securities will not be subject to an early redemption if any one underlying index is less than its respective call threshold level on a determination date. If the securities are not redeemed prior to the final determination date, you will lose some and, in extreme situations, could lose all of your initial investment at maturity if any underlying index is below its respective downside threshold level.

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on each determination date and their respective downside threshold levels on the final determination date.

▪

You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that any potential positive return is limited to the quarterly contingent payments.

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Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

▪	You can tolerate fluctuations in the level of the securities prior to maturity that may exceed the downside level fluctuations of the underlying indices.

▪	You are willing to invest in the securities based on the contingent payment of $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security.

▪	You are willing to forgo dividends paid on stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.

▪

You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the securities.

▪	You seek an investment with exposure to companies in the Eurozone, Japan and the small capitalization segment of the U.S. equity market.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You cannot tolerate a loss of some or all of your initial investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe that the closing level of any underlying index will decline during the term of the securities and is likely to close below its respective coupon barrier level on each determination date and its respective downside threshold level on the final determination date.

▪	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may exceed the downside level fluctuations of the underlying indices.

▪	You are unwilling to invest in the securities based on the contingent payment of $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security.

▪	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.

▪

You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market for the securities.

▪	You do not seek an investment with exposure to companies in the Eurozone, Japan and the small capitalization segment of the U.S. equity market.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

May 2014	Page 5

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: First Nineteen Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on Page 7.

May 2014	Page 6

Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the first page of this pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	3000 15000 1000
Hypothetical Call Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	2850, which is 95% of the initial index level 14250, which is 95% of the initial index level 950, which is 95% of the initial index level
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	2250, which is 75% of the initial index level 11250, which is 75% of the initial index level 750, which is 75% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	2250, which is 75% of the initial index level 11250, which is 75% of the initial index level 750, which is 75% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.20 per security (equivalent to 8.00% per annum of the stated principal amount)

Stated Principal Amount:	$10.00 per security

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Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

In Example 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are equal to or greater than the hypothetical respective call threshold levels on one of the first nineteen determination dates. Because the closing levels of the underlying indices are equal to or greater than the respective call threshold levels on one of the first nineteen determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 2, 3 and 4, the closing level of at least one underlying index on each of the first nineteen determination dates is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

		Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	2500 (at or above coupon barrier level; below call threshold level)	14000 (at or above coupon barrier level; below call threshold level)	1100 (at or above coupon barrier level and call threshold level)	$0.20	N/A	2000 (below coupon barrier level and call threshold level)	11200 (below coupon barrier level and call threshold level)	900 (at or above coupon barrier level; below call threshold level)	$0	N/A
#2	2150 (below coupon barrier level and call threshold level)	13500 (at or above coupon barrier level; below call threshold level)	1050 (at or above coupon barrier level and call threshold level)	$0	N/A	2100 (below coupon barrier level and call threshold level)	12000 (at or above coupon barrier level; below call threshold level)	625 (below coupon barrier level and call threshold level)	$0	N/A
#3	3750 (at or above call threshold level)	18750 (at or above call threshold level)	1250 (at or above call threshold level)	—*	$10.20	2150 (below coupon barrier level and call threshold level)	11000 (below coupon barrier level and call threshold level)	550 (below coupon barrier level and call threshold level)	$0	N/A
#4—#19	N/A	N/A	N/A	N/A	N/A	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	2300 (above downside threshold level and coupon barrier level)	13000 (above downside threshold level and coupon barrier level)	800 (at or above downside threshold level and coupon barrier level)	N/A	N/A
Payment at Maturity		N/A					$10.20
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

▪

In Example 1, the securities are redeemed early following the third determination date because the closing levels of all the underlying indices on the third determination date are greater than their respective call threshold levels. Because the closing levels of all the underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $0.20 with respect to the first determination date. Following the third determination date, you receive an early redemption amount of $10.20, which includes the quarterly contingent payment with respect to the third determination date.

In this example, the securities are redeemed early and the term of your investment is limited to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Furthermore, although all the underlying indices have appreciated by 25% from their respective initial index levels on the third determination date, you only receive $10.20 per security and do not benefit from such appreciation. Your total return per security in this example is $10.40 (a 4.00% total return on the securities).

▪

In Example 2, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates.

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Contingent Income Auto-Callable Securities due May 21, 2019

$5,019,700 Based on the worst performing index among the EURO STOXX 50® Index, the Nikkei 225® Index and the Russell 2000® Index

Because the closing levels of all the underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.20 = $10.20

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.20 per security at maturity. Your total return per security in this example is $10.20 (a 2.00% total return on the securities).

		Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	2000 (below coupon barrier level and call threshold level)	11200 (below coupon barrier level and call threshold level)	900 (at or above coupon barrier level; below call threshold level)	$0	N/A	2150 (below coupon barrier level and call threshold level)	11200 (below coupon barrier level and call threshold level)	600 (below coupon barrier level and call threshold level)	$0	N/A
#2	2100 (below coupon barrier level and call threshold level)	13500 (at or above coupon barrier level; below call threshold level)	1100 (at or above coupon barrier level and call threshold level)	$0	N/A	2500 (at or above coupon barrier level; below call threshold level)	11150 (below coupon barrier level and call threshold level)	700 (below coupon barrier level and call threshold level)	$0	N/A
#3	2150 (below coupon barrier level and call threshold level)	11000 (below coupon barrier level and call threshold level)	625 (below coupon barrier level and call threshold level)	$0	N/A	2200 (below coupon barrier level and call threshold level)	11200 (below coupon barrier level and call threshold level)	690 (below coupon barrier level and call threshold level)	$0	N/A
#4—#19	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	2300 (above downside threshold level and coupon barrier level)	13000 (above downside threshold level and coupon barrier level)	850 (above downside threshold level and coupon barrier level)	—*	N/A	2500 (above downside threshold level and coupon barrier level)	6000 (below coupon barrier level and downside threshold level)	775 (above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity		$10.20					$4.00

*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

▪

In Example 3, on each of the first nineteen determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all the underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.20 = $10.20

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.20 per security at maturity. Your total return per security in this example is $10.20 (a 2.00% total return on the securities).

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▪

In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose some and, in extreme situations, could lose all of your initial investment. Specifically, if the securities are not redeemed early and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective call threshold level on any determination date.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying index.

▪

Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed early, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

▪

You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of the underlying indices on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any of the underlying indices is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

▪

Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed early, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed early, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

▪

Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final index level of any one of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any one of the underlying indices for your securities could fall sharply, which could result in the loss of some or all of your initial investment.

▪

Reinvestment risk. The securities will be redeemed early if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. Because the call threshold level of each underlying index is less than its respective initial index level, the securities will be redeemed early unless the closing level of at least one of the underlying indices declines by more than 5% as compared to its respective initial index level on each determination date and could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately three months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

▪

Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

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▪

Market risk. The return on the securities, which may be positive or negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

▪

You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any one of the underlying indices over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. Accordingly, your investment is subject to the market risk of each underlying index.

▪

Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will lose some or all of your initial investment. The risk that you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final index level of any underlying index will be less than its respective downside threshold level, and therefore it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final index level of any underlying index is less than its respective downside threshold level is even greater.

▪	Fair value considerations.

¡

The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation among the underlying indices, expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

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¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation among the underlying indices; the volatility of the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. There can be no assurance that the closing levels of all of the underlying indices will be equal to or greater than their respective coupon barrier levels on any determination date, or, if not redeemed prior to maturity, that the final index levels of all the underlying indices will be equal to or greater than their respective downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

▪

The securities are subject to non-U.S. securities market risk. The securities are linked to underlying indices comprised of securities issued by non-U.S. companies in non-U.S. securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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▪

The index returns for the EURO STOXX 50® Index and Nikkei 225® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and Nikkei 225® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪

An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.

▪

An investment in the securities is subject to risks associated with Japanese securities markets. The Nikkei 225® Index tracks the value of certain Japanese equity securities. You should be aware that investments in securities linked to the value of Japanese equity securities involve particular risks. The Japanese securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross-shareholdings in Japanese companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between the Japanese yen and the U.S. dollar, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Japan or Asia. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪

There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪

The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

▪

Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of STOXX Limited, the sponsor of the EURO STOXX 50® Index, of Nikkei Inc., the sponsor of the Nikkei 225® Index and of the Frank Russell Company, the sponsor of the Russell 2000® Index (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.

▪

There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in

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the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your securities.

▪

Potential UBS impact on price. Trading or transactions by UBS or its affiliates in any index constituent stocks and/or over the counter options, futures or other instruments with return linked to the performance of one or more of the underlying indices or the index constituent stocks, may adversely affect the levels of one or more of the underlying indices and, therefore, the market value of the securities.

▪

Potential conflict of interest. UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying indices or trading activities related to one or more underlying index or any index constituent stocks, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the closing level or final index level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels, downside threshold levels, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

▪

Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

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Information about the Underlying Indices

EURO STOXX 50® Index

We have derived all information contained in this pricing supplement regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures approximately 60% of the free float market capitalization of the EURO STOXX Total Market Index (TMI) Index (the “EURO STOXX TMI”). The EURO STOXX 50® Index is defined as all components of the 19 EURO STOXX Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on April 4, 2014):	3,230.33

Current Index Level:	3,172.72	52 Week Low (on June 24, 2013):	2,511.83

52 Weeks Ago (on May 16, 2013):	2,806.70

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through May 16, 2014. The closing level of the underlying index on May 16, 2014 was 3,172.72. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to May 16, 2014. The dotted lines represent the downside threshold level and coupon barrier level and the call threshold level of 2,379.54 and 3,014.08, which are equal to 75% and 95% of the closing level on May 16, 2014, respectively. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter (Through May 16, 2014)	3,230.33	3,091.52	3,172.72

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EURO STOXX 50® Index — Daily Closing Levels

January 3, 2000 to May 16, 2014

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Nikkei 225® Index

We have derived all information contained in this pricing supplement regarding the Nikkei 225® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by the Nikkei 225® Index Sponsor, Nikkei Inc. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index.

The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225® Index. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the securities in determining, composing or calculating the Nikkei 225® Index.

The Nikkei 225® Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.) that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry. All 225 Nikkei Index stocks are listed in the First Section of the TSE. The Nikkei Index is a modified, price-weighted index. Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. All stocks included in the Nikkei Index trade on the TSE in Japanese yen.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index. UBS has entered into a non-exclusive license agreement with the Nikkei 225® Index Sponsor, which grants UBS a license in exchange for a fee to use the Nikkei 225® Index in connection with the issuance of certain securities, including the securities.

“Nikkei 225®” is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Nikkei 225® Index Sponsor has no relation to UBS, other than the licensing of the Nikkei 225® Index and its service marks for use in connection with the securities.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Initial Index Level or Nikkei Index Final Index Level or any amount payable upon maturity of the securities. The Nikkei Index sponsor does not guarantee the accuracy or the completeness of the Nikkei Index or any data included in the Nikkei Index. The Nikkei Index sponsor assumes no liability for any errors or omissions.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	NKY	52 Week High (on December 30, 2013):	16,291.31

Current Index Level:	14,096.59	52 Week Low (on June 13, 2013):	12,445.38

52 Weeks Ago (on May 16, 2013):	15,307.24

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through May 16, 2014. The closing level of the underlying index on May 16, 2014 was 14,096.59. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to May 16, 2014. The dotted lines represent the downside threshold level and coupon barrier level and the call threshold level of 10,572.44 and 13,391.76, which are equal to 75% and 95% of the closing level on May 16, 2014, respectively. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Nikkei 225® Index	High	Low	Period End
2010
First Quarter	11,097.14	9,932.90	11,089.94
Second Quarter	11,339.30	9,382.64	9,382.64
Third Quarter	9,795.24	8,824.06	9,369.35
Fourth Quarter	10,370.53	9,154.72	10,228.92
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10395.18	8534.12	10,395.18
2013
First Quarter	12,635.69	10,486.99	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter	14,808.50	13,338.46	14,455.80
Fourth Quarter	16,291.31	13,853.32	16,291.31
2014
First Quarter	16,121.45	14,008.47	14,827.83
Second Quarter (Through May 16, 2014)	15,071.88	13,910.16	14,096.59

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Nikkei 225® Index — Daily Closing Levels

January 3, 2000 to May 16, 2014

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Russell 2000® Index

We have derived all information contained in this pricing supplement regarding the Russell 2000® Index (the “Russell 2000 Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the Index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index”, the Russell 2000 Index measures the composite price performance of the smallest 2000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	RTY	52 Week High (on March 4, 2014):	1,208.651

Current Index Level:	1,102.905	52 Week Low (on June 24, 2013):	951.050

52 Weeks Ago (on May 16, 2013):	985.340

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through May 16, 2014. The closing level of the underlying index on May 16, 2014 was 1,102.905. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to May 16, 2014. The dotted lines represent the downside threshold level and coupon barrier level and the call threshold level of 827.179 and 1,047.760, which are equal to 75% and 95% of the closing level on May 16, 2014, respectively. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter (Through May 16, 2014)	1,192.808	1,095.986	1,102.905

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Russell 2000® Index — Daily Closing Levels

January 3, 2000 to May 16, 2014

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This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:

Record date:	The regular record date relating to a payment on the securities will be the relevant determination date. If you sell your securities on a determination date, the purchaser will be deemed to be the record holder on such determination date, and you will not receive the payments attributable to that determination date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-41 of the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, and, although the U.S. federal income tax treatment of the contingent payments is uncertain, we expect that any contingent payment that is paid by UBS (including on the maturity date or upon an early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information responsibilities, if any, we intend to treat the contingent payments as ordinary income.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income.

Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ beginning on page PS-43 of the accompanying product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to

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which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payments made to a Non-U.S. Holder that provides us with a fully completed and validly executed applicable Internal revenue Service (“IRS”) Form W-8. However, it is possible that the Internal Revenue Service could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the index constituent U.S. stocks of certain underlying indices), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments”

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(i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to recently issued temporary and proposed Treasury regulations, FATCA withholding on “withholdable payments” begins on July 1, 2014, and withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of securities are urged to consult their tax advisors as to the U.S. federal, state, local and other tax (including non-U.S. tax) consequences (including those of the jurisdictions of the issuers of the index constituent stocks) to them of the purchase, ownership and disposition of the securities.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.30 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.30 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any

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securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.

Contact:	Morgan Stanley Smith Barney LLC clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

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